United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

July 21, 2014

Date of Report

[Date of Earliest Event Reported]

NORTHSIGHT CAPITAL, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-53661	26-2727362
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

7740 East Evans Rd.

Scottsdale, AZ 85260

(Address of Principal Executive Offices)

(480) 385-3893

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02. Unregistered Sales of Equity Securities

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following receipt of the aggregate $1,171,000 in gross proceeds, as described below, on July 25, 2014, we amended and restated our promissory note in the principal amount of $500,000 owing to Kae Yong Park to provide that we would make the first $100,000 installment payment due under the Note on July 25, 2014 (earlier than required), in exchange for which Kae Yong Park agreed to waive all interest due under the Note, which we estimate will enable us to save approximately $50,000 in interest costs over the term of the note.

As previously reported, Between March and June, 2014, we sold an aggregate of 3,196,000 shares of our common stock, of which 450,000 shares were sold at $.20 per share upon exercise of warrants and the remaining 2,746,000 shares were sold at a per-share price of $0.25, for aggregate consideration of $776,500.

Since then and through July 24, 2014, we have sold an additional 1,578,000 shares of common stock at a per-share price of $0.25, for aggregate consideration of $394,500.

Accordingly, since March 2014, we have raised an aggregate of $1,171,000 through the sale of our common shares.  All of the foregoing shares were sold to “accredited investors,” within the meaning of Regulation D under the Securities Act of 1933, as amended.

The Registrant believes that the foregoing transactions were exempt from the registration requirements under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (“the Act”) or Section 4(2) under the Act, based on the following facts: in each case, there was no general solicitation, there was a limited number of investors, each of whom was an “accredited investor” (within the meaning of Regulation D under the “1933 Act”, as amended) and was (either alone or with his/her purchaser representative) sophisticated about business and financial matters, each such investor had the opportunity to ask questions of our management and to review our filings with the Securities and Exchange Commission, and all shares issued were subject to restrictions on transfer, so as to take reasonable steps to assure that the purchasers were not underwriters within the meaning of Section 2(11) under the 1933 Act.

On July 21, 2014, we amended our certificate of incorporation to (i) eliminate our authorized shares of Preferred Stock and (ii) to increase from 100,000,000 to 200,000,000 the number of authorized shares of our common stock.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSIGHT CAPITAL, INC.

Date:	July 25, 2014	By:	/s/John Gorman
John Gorman
President

2